Exhibit 10.26

UNDER ARMOUR, INC.

STOCK OPTION GRANT

PRIVATE AND CONFIDENTIAL

UNDER ARMOUR, INC.

STOCK OPTION GRANT AGREEMENT

This Grant Agreement (the “Agreement”) is entered into this              day of                     , 2005, by and between Under Armour, Inc. (the “Corporation”), a Maryland corporation, and                      (“Grantee”).

Grantee and the Corporation agree that, until such time as securities issuable pursuant to the Plan become registered under the Securities Act of 1933, the grant of options hereunder and the purchase and sale of Common Stock upon exercise thereof are intended to comply with the exemption from registration provided by Rule 701 of the Securities Act of 1933 and each party hereto shall use his or its best efforts to comply with such Rule 701. To the extent that an exemption from registration under the Securities Act provided by Rule 701 is unavailable, the grant of options hereunder and the sale of Common Stock upon exercise thereof are intended to be exempt from registration under the Securities Act in reliance upon the private offering exemption contained in Section 4(2) of the Securities Act, or other available exemption.

ARTICLE 1

GRANT OF OPTION

Section 1.1 Grant of Options. Subject to the provisions of the Agreement, and pursuant to the provisions of the KP Sports, Inc. Stock Option Plan (the “Plan”), Corporation hereby grants to Grantee, as of the Grant Date specified in Attachment A, a Stock Option (the “Option”) of the type stated in Attachment A to purchase all or any part of the number and class of shares of Common Stock set forth on Attachment A at the exercise price per share (“Option Price”) set forth on Attachment A, all of which is on a split adjusted basis.

Section 1.2 Term of Options. Unless the Option granted pursuant to Section 1.1 terminates earlier pursuant to other provisions of the Agreement, the Option shall expire at 5:00 p.m. Eastern Time on the expiration date specified in Attachment A. If earlier, the Option shall terminate on the date specified in Article IV following the termination of Grantee’s employment or affiliation (as a consultant or director) with the Corporation. Notwithstanding anything else in this Agreement, the Option will expire no later than the fifth (5th) anniversary of its Grant Date.

ARTICLE 2

VESTING

Section 2.1 Vesting Schedule. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, Grantee shall become vested on the dates specified on Attachment A in a portion of the Option with respect to a percentage or number of the underlying shares in accordance with the vesting schedule specified on Attachment A; provided that Grantee shall have been in the continuous employ of or affiliation (as a consultant or director) with the Corporation from the Grant Date through any such date. In the event of a planned sale of all or substantially all of the assets of the Corporation, either through an asset or stock transaction (a “Change in Control”), the vesting schedule shall be accelerated and fifty percent (50%) of the then unvested Options provided in this Agreement shall mature and become exercisable immediately before the consummation of the Change in Control.

ARTICLE 3

EXERCISE OF OPTION

Section 3.1 Exercisability of Option. No portion of the Option granted to Grantee shall be exercisable by Grantee prior to the time such portion of the Option has vested.

Section 3.2 Manner of Exercise. The vested portion of the Option may be exercised, in whole or in part, by delivering written notice to the Committee in the form attached hereto as Attachment B or in such other form as the Committee may require from time to time. Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Option Price of the shares of Common Stock as to which the Option is being exercised. Payment of the Option Price shall be made in cash (or cash equivalents acceptable to the Committee in the Committee’s discretion). In the Committee’s sole and absolute discretion, the Committee may authorize payment of the Option Price to be made, in whole or in part, by such other means as the Committee may prescribe. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued.

Section 3.3 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Option Price for the shares of Common Stock as to which the Option is exercised, the Corporation shall issue to Grantee or, in the event of Grantee’s death, to Grantee’s executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable Common Stock. The stock certificates for any shares of Common Stock issued hereunder shall, unless such shares are registered bear a legend restricting transferability of such shares.

Section 3.4 Buy-Sell Agreement. As a condition precedent to the issuance of the shares of Common Stock pursuant to Section 3.3 hereinabove, Grantee (or, in the event of Grantee’s death or disability, to Grantee’s guardian, legal representative, executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be) shall be, or shall execute and become, a party to the Buy-Sell Agreement by and between Grantee and the Corporation (the “Buy-Sell Agreement”), attached hereto as Attachment C and by reference made a part hereof, in such form as the Committee may determine from time to time, which shall in any case be consistent with the terms of the Buy-Sell Agreement as it may be amended from time to time. Accordingly, the Grantee hereby undertakes and agrees to be bound by all terms and provisions of the Buy-Sell Agreement, regardless of whether the Buy-Sell Agreement is actually executed and delivered by the Grantee. The stock certificates for any shares of Common Stock issued under Section 3.3 hereinabove shall contain a legend indicating that such shares are subject to the provisions of the Buy-Sell Agreement.

Section 3.5 Employment Confidentiality Agreement. As a condition to the grant of options pursuant to this Agreement, Grantee shall have executed and become a party to the Employee Confidentiality, Non-Competition, and Non-Solicitation Agreement by and between Grantee and the Corporation (the “Confidentiality, Non-Competition and Non-Solicitation Agreement”) attached hereto as Attachment D.

Section 3.6 Forfeiture. If Grantee should take any actions in violation of the Confidentiality, Non-Competition and Non-Solicitation Agreement, or in violation of any non-competition agreement entered into between Grantee and the Corporation, it will be considered grounds for termination for Cause as defined in Section 4.1 of this Agreement, and all unexercised portions of the Option, whether vested or not, will terminate, be forfeited and will lapse, as provided in Section 4.1.

ARTICLE 4

TERMINATION OF EMPLOYMENT

Section 4.1 Termination of Employment or Affiliation for Cause. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, in the event of the termination of Grantee’s employment or affiliation (as a consultant or director) for Cause (as defined herein), all unexercised portions of the Option, whether vested or not, will terminate, be forfeited and will lapse. A termination for Cause shall be upon written notice to the Grantee. For the purposes of this Agreement only, “Cause” shall be defined as any of the following:

i.	the Grantee’s material misconduct or neglect in the performance of his duties as determined by the Grantee’s supervisor, division head, or Chief Executive Officer of the Corporation (hereinafter, the “CEO”);

ii.	the Grantee’s conviction by a court of competent jurisdiction, or the entry of a plea of guilty or nolo contendere by the Grantee, of any felony; offense punishable by imprisonment in a state or federal penitentiary; any offense, civil or criminal, involving material dishonesty, fraud, moral turpitude or immoral conduct; or any crime of sufficient import to potentially discredit or adversely affect the Corporation’s ability to conduct its business in the normal course;

iii.	the Grantee’s use of illegal drugs or abusive use of prescription drugs as determined by a licensed physician or physicians designated by the Corporation to examine the Grantee;

iv.	the Grantee’s material breach of this Agreement, including, but not limited to, breach of the Confidentiality, Non-Competition and Non-Solicitation Agreement attached hereto as Attachment D; or

v.	any other conduct that is materially injurious to the reputation, business or business relationships of the Corporation.

This Section 4.1 shall not be construed as a contract of employment between the Corporation (or an affiliate) and Grantee, or as a contractual right of Grantee to continue in the employ of the Corporation or an affiliate, or as a limitation of the right of the Corporation or an affiliate to discharge Grantee at any time, for any reason, including reasons other than for Cause as defined herein.

Section 4.2 Termination of Employment or Affiliation Other than for Cause or by Reason of Death or Disability. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the vested portion of the Option shall terminate thirty (30) days following the termination of Grantee’s employment or affiliation (as a consultant or director) with the Corporation for any reason other than for Cause as described in Section 4.1 of this Agreement, or by reason of Grantee’s death or disability. Grantee (or Grantee’s guardian, legal representative, executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be) may exercise all or any part of the vested portion of the Option, provided such exercise occurs within thirty (30) days after the termination of Grantee’s employment or affiliation for any reason other than for Cause or by reason of death or disability, but not later than the end of the stated term of the Option.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Non-Guarantee of Employment. The Grantee acknowledges and agrees that the vesting of the Option pursuant to the vesting schedule hereof is earned only by continuing as an employee to the Company. Nothing in the Plan or the Agreement shall be construed as a contract of employment between the Corporation (or an affiliate) and Grantee, or as a contractual right of Grantee to continue in the employ of the Corporation or an affiliate, or as a limitation of the right of the Corporation or an affiliate to discharge Grantee at any time, including reasons other than for Cause as defined in this Agreement.

Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him upon the due exercise of the Option.

Section 5.3. Non-Qualified Stock Option. This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 5.4 Withholding of Taxes. The Corporation or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the disposition (as that term is defined in §424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of the Option. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Corporation or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Corporation may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

Section 5.5 Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution. The Option may not be assigned, pledged or hypothecated, and shall not be subject to execution, attachment or similar process. During the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a legal disability, by Grantee’s guardian or legal representative. Upon any attempt to transfer this Option, or to assign, pledge, hypothecate or otherwise dispose of this Option in violation of this provision, or upon the levy of any attachment or similar process upon such Option or such rights, this Option shall immediately lapse and become null and void.

Section 5.6 Agreement Subject to Charter and Bylaws. This Agreement is subject to the Charter and Bylaws of the Corporation, as amended, and any applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Maryland.

Section 5.7 Gender. As used herein the masculine shall include the feminine as the circumstances may require.

Section 5.8 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

Section 5.9 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

Section 5.10 Compliance with Regulatory Matters. The Grantee acknowledges the issuance of shares of Common Stock is subject to limitations imposed by federal and state law, and the Grantee hereby agrees that the Company shall not be obligated to issue any shares of Common Stock upon exercise of the Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company.

Section 5.11 Entire Agreement; Modification Waiver. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision hereof.

Section 5.12 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he or she has received and reviewed a copy of the Plan.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

UNDER ARMOUR, INC.

By:
	Name:	J. Scott Plank
	Title:	Chief Administrative Officer

WITNESS:	GRANTEE

UNDER ARMOUR, INC.

STOCK OPTION GRANT AGREEMENT

ATTACHMENT A

Grantee:

Type of Option:	Non-Qualified Stock Option

Grant Date:

Number and Class of Shares:	shares of Common Stock

Exercise Price Per Share:	$

Expiration Date:

Termination Date:	If earlier than the Expiration Date, the Option terminates at the following times after your termination of employment or affiliation with the Corporation:

VESTED OPTION

	Immediately -	following termination for Cause.

	Thirty (30) days –	following resignation or termination for any reason other than for Cause, or due to death or disability.

UNVESTED OPTION

	Immediately-	following any termination

Vesting Schedule:

The Option shall become vested and exercisable as follows:

Number of Shares	Date Granted	Date Excerisable	Option Price per share	Expiration Date

provided Grantee has been in continuous employment or affiliation (as a consultant or director) with the Corporation from the Grant Date through any such vesting date or such earlier date as provided in Section 2.1.

UNDER ARMOUR, INC.

STOCK OPTION GRANT AGREEMENT

ATTACHMENT B

EXERCISE FORM

Under Armour, Inc.

1020 Hull Street, Third Floor

Baltimore, Maryland 21230

Gentlemen:

1. Exercise of Stock Option. I hereby exercise the Non-Qualified Stock Option (the “Stock Option”) granted to me on                      by Under Armour, Inc. (the “Corporation”), subject to all the terms and provisions thereof and of the KP Sports, Inc. Stock Option Plan (the “Plan”), and notify you of my desire to purchase                      shares (the “Shares”) of Common Stock of the Corporation at a price of $                     per share pursuant to the exercise of said Stock Option.

2. Information about the Corporation. I am aware of the Corporation’s business affairs and financial condition and have acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares.

3. Tax Consequences. I am not relying upon the Corporation for any tax advice in connection with this option exercise, but rather am relying on my own personal tax advisors in connection with the exercise of the Stock Option and any subsequent disposition of the Shares.

4. Tax Withholding. I understand that, in the case of a non-qualified stock option, I must submit upon demand from the Corporation an amount in cash or cash equivalents sufficient to satisfy any federal, state or local tax withholding applicable to this Stock Option exercise, in addition to the purchase price enclosed, or make such other arrangements for such tax withholding that are satisfactory to the Corporation, in its sole discretion, in order for this exercise to be effective.

5. Unregistered Shares. The following shall apply in the event the Shares purchased herein are not registered under the Securities Act of 1933, as amended:

(a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

(b) The Shares are being issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption provided by Section 3(b) of the Act for employee benefit plans, contained in Rule 701 promulgated thereunder, or in lieu thereof upon the private offering exemption contained in Section 4(2) of the Act, and such reliance is based in part on the above representation.

(c) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. As a condition to any transfer of the Shares, I understand that the Corporation will require an opinion of counsel satisfactory to the Corporation to the effect that such transfer does not require registration under the Act or any state securities law.

(d) The issuer is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A under the Act for my benefit.

(e) The certificates for the Shares to be issued to me shall contain appropriate legends to reflect the restrictions on transferability imposed by the Act.

(f) I am a party to the Buy-Sell Agreement with the Corporation (or will be upon the issuer’s execution of the Buy-Sell Agreement executed by me and attached hereto) pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto, and the certificates for the Shares to be issued to me shall contain a legend to that effect. Accordingly, I hereby undertake and agree to be bound by all terms and provisions of the Buy-Sell Agreement, regardless of whether the Buy-Sell Agreement is actually executed and delivered by me.

Total Amount Enclosed: $

Date:

Received by Under Armour, Inc.

On: , 20

By: